EXHIBIT 3.2

SECOND AMENDMENT TO BYLAWS

OF

MERISEL, INC.

(A Delaware corporation)

Merisel, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (hereinafter called the “Corporation”), does hereby certify as follows:

FIRST: Article III, Section 3 of the Corporation’s Bylaws, is amended and restated to read in its entirety as follows:

“Section 3. Election and Term of Office of Directors. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, directors shall be elected at each annual meeting of stockholders by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors, and each director so elected shall hold office until the next annual meeting of stockholders and until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal.”

SECOND: The first paragraph of Article III, Section 4 of the Corporation’s Bylaws is amended and restated to read in its entirety as follows:

“Section 4. Vacancies. Any vacancies in the board of directors for any reason, and any directorships resulting from any increase in the number of the directors may be filled only by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and shall not be filled by the stockholders, and any directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified.”

THIRD: The next to the last paragraph of Article III, Section 4 of the Corporation’s Bylaws of Merisel, Inc., is amended to add the following last sentence:

“Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any director or the entire board of directors may be removed from office at any time with or without cause by the affirmative vote of the holders of the then outstanding shares of capital stock of the Corporation entitled to vote in the election of directors.”

FOURTH: Article IX, Section 1(b) of the Corporation’s Bylaws is amended and restated in its entirety to read as follows:

“(b) Notwithstanding subparagraph (a) of this Article IX, Section 1, or any other provision of these Bylaws, Article II, Sections 3 and 10 and this Article IX, Section 1 may be amended, altered, modified or repealed only by the affirmative vote of the holders of not less than 67% of the outstanding shares entitled to vote.”

CERTIFICATE OF ADOPTION OF AMENDMENT TO BYLAWS

THIS IS TO CERTIFY:

That I am the duly elected, qualified and acting Chief Financial Officer of Merisel, Inc., a Delaware corporation (the “Corporation”), that the foregoing Amendment to the Corporation’s Bylaws was adopted pursuant to unanimous written consent of the Board of Directors of the Corporation dated as of October 19, 2005 and pursuant to the affirmative vote of the holders of at least 67% of the Corporation’s issued and outstanding common stock at the 2005 annual meeting of stockholders. Except as set forth in the foregoing Amendment, said Bylaws are in full force and effect and have not been modified, rescinded or repealed as of this date.

Executed this 9th day of January, 2006.
By:	/s/ Allyson Vanderford
Allyson Vanderford
Title : Chief Financial Officer

FIRST AMENDMENT TO BYLAWS

OF

MERISEL, INC.

(A Delaware Corporation)

Section 12 and Section 13 of

Article II of the Bylaws are

amended to read in their entirety

as follows:

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 12. PROXIES. Each stockholder entitled to vote at any meeting of stockholders may vote the shares owned of record by him either in person or by proxy executed in writing (which shall include writings sent by telex, telegraph, cable, facsimile transmission or other means of electronic transmission) by the stockholder himself or his authorized officer, director, employee or agent; provided, however, that any such telex, telegram, cablegram, facsimile transmission or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telex, telegram, cablegram, facsimile transmission or other means of electronic transmission was authorized by the stockholder. If it is determined that such telexes, telegrams, cablegrams, facsimile transmissions or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to the foregoing sentences of this Section 12 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. Execution of the proxy may be accomplished by the stockholder or his authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature. No such proxy shall be voted or acted upon after eleven (11) months from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation.

Section 13. INSPECTORS OF ELECTION. Before any meeting of shareholders, the board of directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If the Corporation has a class of voting stock that is (i) listed on a national securities exchange, (ii) authorized for quotation on an interdealer quotation systems of a registered national securities exchange, or (iii) held of record by more than 2,000 stockholders, the board of directors shall, in advance of any meeting of stockholders, appoint one or more inspectors other than nominees for office to act at the meeting. If no inspectors of election are appointed, the chairman of the meeting may, and on the request of any shareholder or his proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more shareholder or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one or three inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the board of directors before the meeting, or by the meeting chairman at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

The duties of these inspectors shall be as follows: (i) ascertain the number of shares outstanding and the voting power of each; (ii) determine the shares represented at a meeting and the validity of proxies and ballots; (iii) count all votes and ballots; (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto shall be accepted by the inspectors’ after the closing of the polls.

Except as otherwise required by applicable law, in determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination off the proxies, any envelopes submitted with those proxies, any information provided in accordance with Article II, Section 12 hereof, ballots and the regular books and records of the Corporation.

BYLAWS

OF

MERISEL, INC.,

a Delaware corporation

ARTICLE I

OFFICES

Section 1. PRINCIPAL OFFICES. The board of directors shall fix the location of the principal executive office of the corporation at any place within or outside the State of Delaware.

Section 2. REGISTERED OFFICE. The registered office of Merisel, Inc. (the “Corporation”) in the State of Delaware shall be at Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, and the name of the registered agent at that address shall be the Corporation Trust Corporation.

Section 3. OTHER OFFICES. The board of directors may at any time establish branch or subordinate offices at any place or places where the Corporation is qualified to do business.

ARTICLE II

MEETING OF SHAREHOLDERS

Section 1. PLACE OF MEETINGS. Meetings of shareholders shall be held at any place within or outside the State of Delaware designated by the board of directors. In the absence of any such designation, shareholders’ meetings shall be held at the principal executive office of the Corporation.

Section 2. ANNUAL MEETING. The annual meeting of shareholders shall be held each year on a date and at a time designated by the board of directors. At each annual meeting directors shall be elected, and any other proper business may be transacted.

Section 3. SPECIAL MEETING. A special meeting of the stockholders may be called at anytime by the board of directors, or by the chairman of the board, or by the president, or by one or more stockholders holding shares in the aggregate entitled to cast not less than 25% of the votes at that meeting.

If a special meeting is called by any person or persons other than the board of directors, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the chairman of the board, the president, any vice president, or the secretary of the Corporation. The officer receiving the request shall cause notice to be promptly given to the stockholders entitled to vote, in accordance with the provisions of Sections 4 and 5 of this Article II, that a meeting will be held at the time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than Sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this Section 3 shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the board of directors may be held.

Section 4. NOTICE OF SHAREHOLDERS’ MEETINGS. All notices of meetings of shareholders shall be sent or otherwise given in accordance with Section 5 of this Article II not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date and hour of the meeting and (i) in the case of a special meeting, the purpose or purposes for which the meeting is called, or (ii) in the case of the annual meeting, those matters which the board of directors intends to present for action by the shareholders. The notice of any meeting at which directors are being elected shall include the name of the nominee or nominees whom, at the time of the notice, management intends to present for election.

Section 5. MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE. Notice of any meeting of shareholders shall be delivered either personally or by first-class mails or telegraphic or other written communication, charges prepaid, addressed to the shareholder at the address of that shareholder appearing on the books of the Corporation or given by the shareholder to the Corporation for the purpose of notice. Notice shall be deemed to have been given when delivered personally or deported in the mail or sent by telegram or other means of written communication.

If any notice addressed to a shareholder at the address of that shareholder appearing on the books of the Corporation is retuned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if these shall be available to the shareholder on written demand of the shareholder at the principal executive offices of the Corporation for a period of one year from the date of giving this notice.

An affidavit of the mailing or other means of giving any notice of any shareholders meeting shall be executed by the secretary, assistant secretary, or any transfer agent of the Corporation giving notice, and shall be filed and maintained in the minute book of the Corporation.

Section 6. QUORUM. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of Shareholders shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of this Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

Section 7. ADJOURNED MEETING; NOTICE. Any shareholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares presented at the meeting, either in person or by proxy, but in the absence of a quorum no other business may be transacted at that meeting, except as provided in Section 6 of this Article II.

When any meeting of shareholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at a meeting at which the adjournment is taken, or unless the adjournment is for more than forty-five (45) days from the date set for the original meeting, in which case the board of directors shall set a new record date. Notice of any such adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 4 and 5 of this Article II. At any adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.

Section 8. VOTING. The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of Section II of this Article II. The shareholders’ votes may be made by voice vote or by ballot; provided, however, that any election for directors must be by ballot if demanded by any shareholder before the voting has begun. On any matter other than elections of directors, any shareholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but, if the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder’s approving vote is with respect to all shares that the shareholder in entitled to vote. If a quorums is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter (other than the election of directors) shall be the act of the shareholders, unless the vote of a greater number Of voting by classes is required by the Delaware General Corporation Law or by the Certificate of Incorporation of this Corporation.

Unless otherwise provided in the Certificate of Incorporation, each shareholder entitled to vote at any meeting of shareholders shall be entitled to one vote for each share of stock held by such person which has voting power upon the matter in question. If the Certificate of Incorporation provides for more or less than one vote for any share on any matter, every reference in these Bylaws to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock.

Section 9. WAIVER OF NOTICE OR CONSENT BY ABSENT SHAREHOLDER. The transactions of any meeting of shareholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, who was not present in person or by proxy, signs a written waiver of notice or a consent to a holding of the meeting, or an approval of the minutes. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of shareholders unless so required by the Certificate of Incorporation of this Corporation. All such waivers, consents or approvals shall be filed With the corporate records or made a part of the minutes of the meeting.

Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the meeting.

Section 10. STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING. No action required to be taken or which may be taken at any annual meeting or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

Section 11. RECORD DATE FOR SHAREHOLDER NOTICE, VOTING, AND GIVING CONSENTS. For the purposes of determining the shareholders entitled to notice of any meeting or to vote or entitled to give consent to corporate action without a meeting, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less then ten (10) days before the date of any such meeting nor more than sixty (60) days before any such action without a meeting, and in this event only shareholders of record on the date so fixed are entitled to notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided in the Delaware General Corporation Law.

If the board of directors does not so fix a record date:

(a) The record date for determining shareholder entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the date on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

(b) The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, (i) when no prior action by the board has been taken, shall be the day on which the first written consent is given, or (ii) when prior action by the board has been taken, shall be at the close of business on the day one which the board adopts the resolution relating to that action, or the sixtieth (60) day before the date of such other action, whichever is later.

Section 12. PROXIES. Every person entitled to vote for directors or on any other matters shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the Corporation. A proxy shall be deemed signed if the shareholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, or otherwise) by the shareholder or the shareholder’s attorney in fact. A validly executed Proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the Corporation stating that the proxy is revoked, or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy; or (ii) written notice of the death of incapacity of the maker of that proxy is received by the Corporation before the vote pursuant to that proxy is counted; provided, however that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy, unless otherwise provided in the proxy.

Section 13. INSPECTORS OF ELECTION. Before any meeting of shareholders, the board of directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the chairman of the meeting may, on the request of any shareholder or a shareholder’s proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more shareholders of proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and upon the request of any shareholder or a shareholder’s proxy shall, appoint a person to fill that vacancy.

These inspectors shall:

(a) Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

(b) Receive votes, ballots, or consents;

(c) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

(d) Count and tabulate all votes or consents;

(e) Determine when the polls shall close;

(f) Determine the result; and

(g) Do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

Section 14. LIST OF STOCKHOLDERS ENTITLED TO VOTE. The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. Upon the willful neglect or refusal of the directors to produce such a list at any meeting for the election of directors, they shall be ineligible for election to any office at such meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

ARTICLE III

DIRECTORS

Section 1. POWERS. Subject to the provisions of the Delaware General Corporation Law and any limitations in the Certificate of Incorporation of this Corporation and these Bylaws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

Without prejudice to these general powers, and subject to the same limitations, the directors shall have the power to:

(a) Select and remove all officers, agents, and employees of the Corporation; prescribe any powers and duties for them that are consistent with law, with the Certificate of Incorporation, and with these Bylaws; fix their compensation; and require them security for faithful service.

(b) Change the principal executive office or the principal business office of this Corporation from one location to another, cause the Corporation to be qualified to do business in any other state, territory, dependency, or country and conduct business within or without the State of Delaware; and designate any place within or without the State of Delaware for holding any shareholders’ meeting, or meetings, including annual meetings.

(c) Adopt, make, and use a corporate seal; prescribe the forms of certificates of stock; and alter the form of the seal and certificates.

(d) Authorize the issuance of shares of stock of the Corporation on any lawful terms in consideration of money paid, labor done, services actually rendered, debts or securities canceled, or tangible or intangible property actually received.

(e) Borrow money and incur indebtedness on behalf of the Corporation, and cause to be executed and delivered for the Corporation’s purposes, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, and other evidences of debt and securities.

Section 2. NUMBER AND QUALIFICATION OF DIRECTORS. The authorized number of directors shall be established, and may be changed from time to time, by the proper adoption of a resolution by the board of directors. Directors need not be shareholders.

Section 3. ELECTION AND TERM OF OFFICE OF DIRECTORS. The board of directors shall be divided into three classes, as nearly equal in number as the then total number of directors constituting the entire board of directors permits with the term of office of one class expiring each year. At the annual meeting of stockholders in 1990 directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders. Subject to the foregoing, at each annual meeting of stockholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.

Section 4. VACANCIES. Any vacancies in the board of directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled only by the board of directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified.

A vacancy or vacancies in the board of directors shall be deemed to exist in the event of the death, resignation, or removal of any director, or if the board of directors by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court, convicted of a felony, or if the authorized number of directors is increased, or if the stockholders fail, at any meeting of stockholders at which any director or directors are elected, to elect the number of directors to be voted for at that meeting.

Any director may resign effective on giving written notice to the chairman of the board, the president, the secretary, or the board of directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a director is effective at a future time, the board of directors may elect a successor to take office when the resignation becomes effective.

No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

Section 5. PLACE OF MEETING; TELEPHONIC MEETINGS. Regular meetings of the board of directors may be held at any place within or outside the State of Delaware that has been designated from time to time by resolution of the board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the Corporation. Special meetings of the board shall be held at any place within or outside the State of Delaware that has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, at the principal executive office of the Corporation. Any meeting, regular or special, may beheld by conference telephone or similar communication equipment, so long as all directors participating in the meeting can hear one another, and all such directors shall be deemed to be present in person at the meeting.

Section 6. ANNUAL MEETINGS. Immediately following each annual meeting of shareholders, the board Of directors shall hold a regular meeting for the purpose of organization, any desired election of officers, and the transaction of other business. Notice of this meeting shall not be required.

Section 7. OTHER REGULAR MEETINGS. Other regular meetings of the board of directors shall be held without call at such time as shall from time to time be fixed by the board of directors. Such regular meetings may be held without notice.

Section 8. SPECIAL MEETINGS. Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board or the president or any vice president or the secretary or any two directors.

Notice of time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail or telegram, charges prepaid, addressed to each director at that director’s address as it is shown on the records of the Corporation. In case the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. In case the notice is delivered personally, or by telephone or telegram, it shall be delivered personally or by telephone or to the telegraph Corporation at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose of the meeting nor the place if the meeting is to beheld at the principal executive office of the Corporation.

Section 9. QUORUM. A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 11 of this Article III. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the board of directors unless the Certificate of Incorporation or these Bylaws shall require a vote of a greater number.

Section 10. WAIVER OF NOTICE. The transactions of any meeting of the board of directors, however called and noticed or wherever held, shall be as valid as though had at a duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes. The waiver of notice of consent need not specify the purpose of the meeting. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any director who attends the meeting without protesting, before or at its commencement, the lack of notice to that director.

Section 11. ADJOURNMENT. A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

Section 12. NOTICE OF ADJOURNMENT. Notice of the time and place of holding any adjourned meeting need not be given, unless the meeting is adjourned for more than twenty-four (24) hours, in which case notice of the time and place shall be given before the time of the adjourned meeting in the manner specified in Section 8 of this Article III to the directors who were not present at the time of the adjournment.

Section 13. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the board of directors may be taken without a meeting, if all members of the board shall individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a unanimous vote of the board of directors. Such written consent or consents shall be filed with the minutes of the proceedings of the board.

Section 14. FEES AND COMPENSATION OF DIRECTORS. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement of expenses, as may be fixed or determined by resolution of the board of directors. This Section 14 shall not be construed to preclude any directors from serving the Corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation for those services.

ARTICLE IV

COMMITTEES

Section 1. COMMITTEES OF DIRECTORS. The board of directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the board. The board may designate one or more directors as alternate members of the committee who may replace any absent member at any meeting of the committee. Any committee, to the extent provided in the resolution of the board, shall have all the authority of the board, except with respect to:

(a) the approval of any action which, under the Delaware General Corporation Law, also requires shareholders’ approval or approval of the outstanding shares;

(b) the filling of vacancies on the board of directors or on any committees;

(c) the fixing of compensation of the directors for serving on the board or on any committee;

(d) the amendment or repeal of Bylaws or the adoption of new Bylaws;

(e) the amendment or repeal of any resolution of the board of directors which by its express terms is not so amendable or repealable;

(f) a distribution to the shareholders of the Corporation, except at a rate or in a periodic amount or within a price range determined by the board of directors;

(g) the appointment of any other committees of the board of directors or the members of these committees;

(h) adopting an agreement of merger or consolidation under Sections 251 or 252 of the General Corporation Law of the State of Delaware;

(i) recommending to the stockholders of the Corporation the sale, lease or exchange of all or substantially all of the Corporation’s property and assets;

(j) recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution;

(k) to authorize the issuance of stock; or

(l) adopting a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of the State of Delaware.

Section 2. MEETINGS AND ACTION OF COMMITTEES. Meetings and action of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these Bylaws, with Such changes in the context of those bylaws are necessary to substitute the committee and its members for the board of directors and its members, except that the time of regular meetings of the committees may be determined either by resolution of the board of directors or by resolution of the committee; special meetings of committees may also be called by resolution of the board of directors and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

ARTICLE V

OFFICERS

Section 1. OFFICERS. The officers of the Corporation shall be a president, a secretary, and a chief financial officer. The Corporation may also have, at the discretion of the board of directors, a chairman of the board, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article V. Any number of offices may be held by the same person.

Section 2. ELECTION OF OFFICERS. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article V, shall be chosen by the board of directors and each shall serve at the pleasure of the board, subject to the rights, if any, of an officer under any contract of employment.

Section 3. SUBORDINATE OFFICERS. The board of directors may appoint, and may empower the president to appoint, such other officers as the business of the Corporation may require, each of who shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the board of directors may from time to time determine.

Section 4. REMOVAL AND RESIGNATION OF OFFICERS. Subject to the rights, if any, of an officer under contract of employment, any officer may be removed, either with or without cause, by the board of directors, at any regular or special meeting of the board, or, except in case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of any resignation shall not be without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

Section 5. VACANCIES IN OFFICES. A vacancy in any office because of death, resignation, removal, disqualification or any other Cause shall be filled in the manner prescribed in these Bylaws for regular appointments to that office.

Section 6. CHAIRMAN OF THE BOARD. The chairman of the board, if such an officer is elected, shall, if present, preside at meetings of the board of directors, shall be empowered to execute all contracts, instruments, agreements and other documents of the corporation with the equivalent power and authority of the president of the Corporation and shall exercise and perform such other powers and duties as may be assigned from time to time to him by the board of directors or prescribed by the Bylaws. If there is no president, the chairman of the board shall in addition be the chief executive officer of the Corporation and shall have the powers and duties prescribed in Section 7 of this Article V.

Section 7. PRESIDENT. Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the president shall be the chief executive officer of the Corporation and shall, subject to the control of the board of directors, have general supervision, direction, and control of the business and the officers of the Corporation. He shall preside at all meetings of the shareholders and, in the absence of the chairman of the board, or if there be none, at all meetings of the board of directors. He shall have the general powers and duties of management usually vested in the office of president of a Corporation, and shall have such other powers and duties as may be prescribed by the board of directors or the bylaws.

Section 8. VICE PRESIDENTS. In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the board of directors, or, if not ranked, a vice president designated by the board of directors, shall perform all duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors or the Bylaws, and the president, or the chairman of the board.

Section 9. SECRETARY. The secretary shall keep or cause to be kept, at the principal executive office or such other place as the board of directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice given, the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at shareholders’ meetings, and the proceedings.

The secretary shall keep, or cause to be kept at the principal executive office or at the office of the Corporation’s transfer agent or registrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all shareholders and their addresses, the number and classes of shares held by each, and the number and date of cancellation of every certificate surrendered for cancellation.

The secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the board of directors required by the bylaws or the by law to be given, and he shall keep the seal of the Corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may prescribed by the board of directors or by the Bylaws.

Section 10. CHIEF FINANCIAL OFFICER. The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its’ assets liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director.

The chief financial officer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the board of directors. He shall disburse the funds of the Corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all of his transactions as chief financial officer and of the financial condition of the Corporation, and shall have other powers and perform such other duties as may be prescribed by the board of directors or the Bylaws.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS, OFFICERS,

EMPLOYEES, AND OTHER CORPORATE AGENTS

Section 1. INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership/joint venture, trust or other enterprise, including service with respect to employee benefit plans, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor of the Corporation or of another enterprise at the request of such predecessor corporation, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, may be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, against all expense, liability and loss (including attorney’s fees, judgments, fines, ERISA excise taxes of penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify and such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation. The right to indemnification conferred in this Section 1 shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final deposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 1 or otherwise. The Corporation may, by action of its board of directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers. Any person who is or was an officer, director, agent or employee of the Corporation may be entitled to indemnification pursuant to this Article VI, whether or not the proceeding to which the indemnification relates arose in whole or in part prior to adoption of this Article VI (or the adoption of the comparable provisions of the Bylaws of the Corporation’s predecessor corporation).

To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

Section 2. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

Section 3. FIDUCIARIES OF CORPORATE EMPLOYEE BENEFIT PLAN. This Article does not apply to any proceeding against any trustee, investment manager, or other fiduciary of an employee benefit plan in that person’s capacity as such, even though that person may also be an agent of the Corporation as defined in Section 1 of this Article VI. Nothing contained in this Article VI shall limit any right to indemnification to which such trustee, investment manager, or other fiduciary may be entitled by contract or otherwise, which shall be enforceable to the extent permitted by applicable law other than this Article VI.

Section 4. OTHER INDEMNIFICATION. The Corporation’s obligation, if any to indemnify any person who was or is serving at its request as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

Section 5. AMENDMENT OR REPEAL. Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE VII

RECORDS AND REPORTS

Section 1. MAINTENANCE AND INSPECTION OF SHARE REGISTER. The Corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the board of directors, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each shareholder. With respect to such records, shareholders of the corporation shall have the inspection rights afforded them pursuant to Section 220 of the Delaware General Corporation Law.

Section 2. MAINTENANCE AND INSPECTION OF BYLAWS. The corporation shall keep at its principal executive office the original or a copy of the Bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the corporation is outside the State of Delaware, and the Corporation has no principal business office in this State, the secretary shall, upon the written request of any shareholder, furnish to that shareholder a copy of the Bylaws as amended to date.

Section 3. MAINTENANCE AND INSPECTION OF OTHER CORPORATE RECORDS. The accounting books and records and minutes of proceedings of the shareholders and the board of directors and any committee or committees of the board of directors shall be kept at such place or places as designated by the board of directors, or, in the absence of such designation, at the principal executive office of the Corporation. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. The minutes and accounting books and records shall be open to inspection upon the written demand of any shareholder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to the holder’s interests as a shareholder or holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney, and shall include the right to copy and make extracts. These rights of inspection shall extend to the records of each subsidiary corporation of the Corporation.

Section 4. INSPECTION BY DIRECTORS. Every director shall have the absolute right at any reasonable time to inspect all books, records, documents of every kind and the physical properties of the Corporation and each of its subsidiary corporations. This inspection by a director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

Section 5. FINANCIAL STATEMENTS. A copy of any annual financial statement and any income statement of the Corporation for each year quarterly period of each fiscal year, and any accompanying balance sheet of the Corporation as of the end of each such period, that has been prepared by the Corporation shall be kept on file in the principal executive office of the Corporation for twelve (12) months and each such statement shall be exhibited at all reasonable times to any shareholder demanding an examination of any such statement or a copy shall be mailed to any such shareholder.

If a shareholder or shareholders holding at least five percent (5%) of the outstanding shares of any class of stock of the corporation makes a written request to the corporation for an income statement of the Corporation for a three-month six-month or nine-month period of the then-current fiscal year ended more than thirty (30) days before the date of the request, and a balance sheet of the Corporation as of the end of that period, the chief financial officer shall cause that statement to be prepared, if not already prepared, and shall deliver personally or mail that statement or statements to the person making the request within thirty (30) days after the receipt of the request. If the Corporation has not sent to the shareholders its annual report for the last fiscal year, this report shall likewise be delivered or mailed to the shareholder or shareholders within thirty (30) days after the request.

The corporation shall also, on the written request of any shareholder, mail to the shareholder a copy of the last annual, semi-annual, or quarterly income statement which it has prepared, and a balance sheet as of the end of that period.

The quarterly income statements and balance sheets referred to in this section shall be accompanied by the report, if any, of the independent accountants engaged by the Corporation or the certificate of an authorized officer of the Corporation that the financial statements were prepared without audit from the books and records of the Corporation.

ARTICLE VIII

GENERAL CORPORATE MATTERS

Section 1. FISCAL YEAR. The fiscal year of the Corporation shall be determined by resolution of the board of directors.

Section 2. SEAL. The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the board of directors.

Section 3. INTERESTED DIRECTORS; QUORUM. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (i) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even the disinterested directors be less than a quorum; or (ii) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

Section 4. RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING. For purposes of determining the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action (other than action by shareholders by written consent without a meeting), the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before any such action, and in that case only shareholders of record on the date so fixed are entitled to receive the dividend, distribution, or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date so fixed, except as otherwise provided in the Delaware General Corporation Law.

If the board of directors does not so fix a record date, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the board adopts the applicable resolution or the sixtieth (60) day before the date of that action, whichever is later.

Section 5. CHECKS, DRAFTS, EVIDENCE OF INDEBTEDNESS. All checks, drafts, or other orders for payment of money, notes, or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the board of directors.

Section 6. CORPORATE CONTRACTS AND INSTRUMENTS; HOW EXECUTED. The board of directors, except as otherwise provided in these bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and this authority may be general or confined to specific instances; and, unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Sections 7. CERTIFICATES FOR SHARES. A certificate or certificates for shares of the capital stock of the Corporation shall be issued to each shareholder when any of these shares are fully paid, and the board of directors may authorize the issuance of certificates or shares as partly paid provided that these certificates shall state the amount of the consideration to be paid for them and the amount paid. All certificates shall be signed in the name of the Corporation by the chairman of the board or vice chairman of the board or the president or vice president and by the chief financial officer or an assistant treasurer or the secretary or any assistant secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature been placed on a certificate shall have ceased to be that officer, transfer agent, or registrar before a certificate is issued, it may be issued by the Corporation with the same effect as if that person were an officer, transfer agent, or registrar at the date of issue.

Section 8. LOST CERTIFICATES. Except as provided in this Section 8, no new certificates for shares shall be issued to replace an old certificate unless the later is surrendered to the Corporation and canceled at the same time. The board of directors may, in case any share certificate or certificate of any other security is lost, stolen, or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the board may require, including provision for indemnification of the Corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft, or destruction of the certificates or the issuance of the replacement certificate.

Section 9. REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The chairman of the board, the president, or any vice president, or any other person authorized by resolution of the board of directors or by any of the foregoing designated officers is authorized to vote on behalf of the Corporation any and all shares of any other corporation or corporations foreign or domestic, standing in the name of the Corporation. The authority granted to these officers to vote or represent on the behalf of the Corporation any and all shares held by the Corporation in any other corporation or corporations may be exercised by any of these officers in person or by any person authorized to do so by a proxy duly executed by these officers.

Section 10. CONSTRUCTION AND DEFINITIONS. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Delaware General Corporation Law shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

ARTICLE IX

AMENDMENTS

Section 1. AMENDMENT BY STOCKHOLDERS.

(a) Subject to paragraph (b) below, new bylaws may be adopted or these Bylaws may be amended or repealed by the vote of holders of a majority of the outstanding shares entitled to vote; provided, however, that if the Restated Certificate of Incorporation of the Corporation sets forth the number of authorized directors of the Corporation, the authorized number of directors may be changed only by an amendment of the Restated Certificate of Incorporation.

(b) Notwithstanding subparagraph (a) of this Article IX, Section 1, or any other provision of these Bylaws, Article II, Sections 3 And 10, Article III, Sections 2, 3 and 4 and this Article IX, Section 1 may be amended, altered, modified or repealed only by the affirmative vote of the holders of not less than 67% of the outstanding shares entitled to vote.

Section 2. AMENDMENT BY DIRECTORS. Subject to the rights of the shareholders as provided in Section 1 of this Article IX, bylaws may be adopted, amended, or repealed by the board of directors.